REUVENI, HARTUV, TEPPER & CO.
          Certified Public Accountants (ISR)
          P.O.B. 29870 CODE 61298
            30 Achad Ha'Am St., Tel Aviv, ISRAEL
            TEL. 972-3-5604281  FAX. 972-3-5605001



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report on the financial statements of Pri Haemek (Canned and Frozen Food ) 88 Ltd., dated March 29, 1994 included in Ampal American Israel Corporation's FORM 10K for the year ended December 31, 1993, and to all references to our firm included in such registration statement.

          August 11, 1994
                                             /s/ Reuveni, Hartuv, Tepper & Co.
                                             REUVENI, HARTUV, TEPPER & CO.
                                           Certified Public Accounts (Isr.)